UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2012

THE NATIONAL BANK OF INDIANAPOLIS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana	000-21671	35-1887991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 North Pennsylvania Street, Suite 700

Indianapolis, Indiana 46204

(Address of Principal Executive Offices, including Zip Code)

(317) 261-9000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 21, 2012, Andre B. Lacy, a director of The National Bank of Indianapolis Corporation (the “Corporation”) and its wholly-owned subsidiary, The National Bank of Indianapolis, resigned as a director of both entities. Mr. Lacy did not cite any disagreement with the Corporation in announcing his resignation from the Board of Directors.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Corporation held its annual meeting of shareholders on June 21, 2012. The final voting results relating to the matters voted on at the 2012 annual meeting of shareholders are set forth below.

1. The three persons nominated to serve as directors of the Corporation received the following number of votes and were elected as directors, with each to serve a three-year term expiring in 2015:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Kathryn G. Betley	1,721,614	2,611	-0-
David R. Frick	1,722,279	2,611	-0-
John T. Thompson	1,718,654	2,611	-0-

The individual nominated to serve as a director of the Corporation for a one-year term expiring in 2013 received the following number of votes and was elected as a director:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Christie B. Kelly	1,722,235	2,611	-0-

2. The appointment of Crowe Horwath LLP as the independent registered public accounting firm for the Corporation for the year ending December 31, 2012 was ratified by the following shareholder vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,722,235	-0-	8,280	-0-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2012

THE NATIONAL BANK OF INDIANAPOLIS CORPORATION

By:	/s/ Debra L. Ross
Debra L. Ross, Chief Financial Officer

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